Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement Agreement (this “Agreement”) is made as of                     , 2007 by and between Trans-India Acquisition Corporation, a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s Registration Statement on Form S-1, as amended, No. 333-136300 (together with any registration statement filed pursuant to Rule 462(b), the “Registration Statement”), for its initial public offering of securities (the “IPO”) has been declared effective as of the date hereof by the Securities and Exchange Commission (the “Effective Date”); and

WHEREAS, the Company has agreed to issue securities in private placements that will occur immediately prior to the IPO (the “Private Placements”);

WHEREAS, I-Bankers Securities, Inc. (“I-Bankers”) and CRT Capital Group LLC (the “Representatives”) are acting as the representatives of the underwriters in the IPO (collectively, the “Underwriters”); and

WHEREAS, as described in the Registration Statement, and in accordance with (i) the Company’s Amended and Restated Certificate of Incorporation, $73,400,000 of the gross proceeds of the IPO ($84,560,000 if the underwriters’ over-allotment option is exercised in full), (ii) the Subscription Agreement, dated July 28, 2006, and the Regulation S Subscription Agreement, dated November 13, 2006, each among the Company and certain purchasers, $1,600,000 of the gross proceeds of the Private Placements, and (iii) the Underwriting Agreement, dated                     , 2007 among the Company and the Representatives, as representatives of the Underwriters, $3,200,000 (or $3,680,000 if the underwriters’ over-allotment option is exercised in full), representing a portion of the underwriters’ discounts and commissions and non-accountable expenses (the “Escrowed Fees”) that the Representatives, on behalf of the Underwriters, have agreed to deposit into the Trust Account (as defined below), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company, the Underwriters and the holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) included in the units of the Company’s securities issued in the IPO (the amounts to be delivered to the Trustee will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, the Underwriters and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, the Escrowed Fees will be paid from the Trust Account to the Representatives only upon the consummation of a Business Combination in accordance with the Termination Letter (as defined below); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee.

The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in segregated trust accounts (“Trust Account”) established by the Trustee at J.P. Morgan Chase N.A. and at a brokerage institution selected by the Trustee;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in any “Government Security” or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty (180) days or less;

(d) Collect and receive, when due, all principal and income arising from the Property, net of taxes, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company in writing to do so;

(h) Render to the Company and to I-Bankers, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the income from the Property and, to the extent necessary, from the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation; and

(j) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President or Chairman of the Board and Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein.

2. Limited Distributions Of Income From Trust Account.

The Trustee agrees to make distributions from the Trust Account as follows:

(a) If there is any income tax obligation relating to the income from the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall disburse to the Company by wire transfer, out of the income from the Property and, to the extent necessary, from the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes;

(b) Upon written request from the Company in a form substantially similar to that attached hereto as Exhibit C, which may be given not more than once in any calendar month (except during the first month following the Effective Date, during which period the request may not be more than once per week), the Trustee shall distribute to the Company by wire transfer income collected on the Property through the last day of the calendar month immediately preceding the date of receipt of the Company’s request (except during the first month following the Effective Date, during which period the Trustee shall distribute the income collected on the Property through the last day of the week immediately preceding the date of receipt of the Company’s request); provided, however, that the maximum amount of distributions, net of taxes, that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be $2,300,000; and

(c) Except as provided in Section 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

3. Agreements and Covenants of the Company.

The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s President or Chairman of the Board. In addition, except with respect to its duties under Section 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d) Provide to the Trustee a copy of any letter of intent, agreement in principle or definitive agreement that is executed by the Company prior to the conclusion of 18 months following consummation of the IPO;

(e) Provide to the Trustee a copy of the certified oath and report of an independent inspector of election in respect of the stockholder vote at the meeting called by the Company to consider and act upon any proposed business combination transaction or liquidation of the Company, as the case may be; and

(f) Provide to the Trustee a copy of the executed agreement between the Company and the Designated Paying Agent on or before the Transfer Date (as such terms are defined in Exhibit B hereto).

4. Limitations of Liability.

The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) Prepare, execute and file any tax reports, income or other tax returns and pay any income taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 1(i), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall issue a check directly to the Company, out of the Property in the Trust Account, for the amount indicated by the Company as owing to each such taxing authority; and

(i) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2(a) or 2(b) above.

5. Termination.

This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

(c) This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. The parties hereto may change, waive, amend or modify any provision contained herein that may be defective or inconsistent with any other provision contained herein only upon the written consent of each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, New York 10004

Attn: Frank Di Paolo, CFO

Fax: (212) 616-7620

if to the Company, to:

Trans-India Acquisition Corporation

300 South Wacker Drive

Suite 1000

Chicago, Illinois 60606

Attn: Bobba Venkatadri, CEO

Fax: (312) 922-9283

with a copy to:

Hayden Bergman Rooney

Professional Corporation

150 Post Street, Suite 650

San Francisco, California 94108

Attn: Kevin K. Rooney, Esq.

Fax: (415) 399-9320

in either case with a copy on behalf of the Representatives to:

I-Bankers Securities, Inc.

125 E. John Carpenter Freeway, Suite 260

Irving, TX 75062

Attn: Shelly Gluck, President

Fax: (214) 687-0023

with a copy to:

Dilworth Paxson LLP

1133 Connecticut Avenue N.W. Suite 620

Washington, DC 20036

Attn: Kathleen Cerveny, Esq.

Fax: (202) 452-0930

(g) This Agreement may not be assigned by the Trustee without the prior consent of the Company. This agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee.

(h) The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

(i) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any part of the Property under any circumstance.

(j) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name: Steven Nelson
Title: Chairman

TRANS-INDIA ACQUISITION CORPORATION

By:
Name: Bobba Venkatadri
Title: Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

EXHIBIT A

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, New York 10004

Attn:	Steven Nelson, President

Re:	Trust Account No. [ ]
Termination Letter

Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Trans-India Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                     , 2007 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                      (the “Target Business”) to consummate a business combination transaction with Target Business (a “Business Combination”) on or about                     . The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated (the “Counsel Letter”) and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account which shall have been approved in writing by I-Bankers Securities, Inc. (the “Instruction Letter”), including but not limited to (a) the funds to be delivered to any Public Stockholder that has properly exercised conversion rights (as described in the Registration Statement), (b) the Escrowed Fees to be delivered to the Representatives on behalf of the underwriters together with interest thereon less $0.32 for each share converted to cash by Public Stockholders, and (c) the remaining funds to the account or accounts of the Company. You are hereby directed and authorized to disburse the funds held in the Trust Account immediately upon your receipt of both the Counsel Letter and the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

TRANS-INDIA ACQUISITION CORPORATION

By:
Name:	Bobba Venkatadri
Title:	Chief Executive Officer

Approved:

I-BANKERS SECURITIES, INC.

By:
Name:	Shelley Gluck
Title:	President

EXHIBIT B

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

8th Floor

New York, New York 10004

Attn:	Frank Di Paolo, CFO

Re:	Trust Account No. [ ]
Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Trans-India Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                     , 2007 (the “Trust Agreement”), this is to advise you that the Company has been dissolved due to the Company’s inability to effect a business combination transaction within the time frame specified in the Company’s prospectus relating to its IPO. The Company has obtained approval of its plan of liquidation by its stockholders as required by Delaware law. Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State along with the oath and report of the inspector of elections with respect to such stockholder vote and a copy of the plan of liquidation, as so approved. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. You will notify the Company and                      (the “Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions including (a) the funds to be delivered to any Public Stockholder that has properly exercised conversion rights (as described in the Registration Statement) and (b) the remaining funds in accordance with the Company’s Amended and Restated Certificate of Incorporation. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours,

TRANS-INDIA ACQUISITION CORPORATION

By:
Name:	Bobba Venkatadri
Title:	Chief Executive Officer

EXHIBIT C

[LETTERHEAD OF COMPANY]

[INSERT DATE]

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:	[ ]

Re:	Trust Account No. [ ] — Distribution of Income on Property

Gentlemen:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between Trans-India Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2007 (the “Trust Agreement”), we are requesting for payment of taxes and/or working capital purposes that you deliver to us $                     representing income earned on the Property from                      to                     . In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less any fees due the Trustee pursuant to Section 3(c) of the Trust Agreement, immediately upon your receipt of this letter to the Company’s operating account at:

Bank:	[ ]
ABA #:	[ ]
Account Name:	.
Account Number:	[ ]
Reference:	Distribution of Income Earned on Trust Property; or Income Tax Payment Amount

Very truly yours,

TRANS-INDIA ACQUISITION CORPORATION

By:
Name:	Bobba Venkatadri
Title:	Chief Executive Officer

EXHIBIT D

AUTHORIZED INDIVIDUAL(S) AND TELEPHONE NUMBERS

AUTHORIZED FOR TELEPHONE CALL BACK

COMPANY:	Trans-India Acquisition Corporation 300 South Wacker Drive Suite 1000 Chicago, Illinois 60606 Attn: Bobba Venkatadri, Chief Executive Officer Telephone: (312) 922-1980

TRUSTEE:	Continental Stock Transfer & Trust Company 17 Battery Place 8th Floor New York, New York 10004 Attn: Steven Nelson, President Telephone: (212) 845-3202

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement

between Trans-India Acquisition Corporation and

Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000
Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$250

Agreed:
Dated: , 2007
TRANS-INDIA ACQUISITION CORPORATION

By:
Authorized Officer

CONTINENTAL STOCK TRANSFER & TRUST CO.

By:
Authorized Officer